Exhibit 99(k)(2)

ADOPTION AGREEMENT TO THE

AGENCY AGREEMENT AND THE

ANCILLARY AGREEMENTS SET FORTH THEREIN

This Adoption Agreement, dated as of January 19, 2017 (this “Adoption Agreement”), by and among DST SYSTEMS, INC. (“DST”), a Delaware corporation, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105, DST TECHNOLOGIES, INC., a Missouri corporation, having its principal place of business at 330 West 9th Street, Kansas City, Missouri 64105 ("DSTT") GRIFFIN CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of California having its principal place of business at 1520 E. Grand Ave., El Segundo, California 90245 (the "Sponsor"), as sponsor and  the various entities set forth on Exhibit A, attached hereto, as amended from time to time (each such entity hereinafter jointly and severally referred to as "Trust").

WHEREAS, DST and Sponsor  (on behalf of Griffin-American Healthcare REIT II, Inc.) originally entered into that certain Agency Agreement, dated as of January 6, 2012 (including all amendments and addendums thereto, the “Agency Agreement”).

WHEREAS, DST, DSTT, and Sponsor (on behalf of the Trusts) entered into certain Ancillary Agreements listed in Schedule I to this Adoption Agreement (the "Ancillary Agreements", and together with the Agency Agreement, the "Agreements.")

WHEREAS, the parties wish to amend the Agreements to add Griffin Institutional Access Credit Fund (“Additional Product”) as a party to the Agreements and provide that all of the share classes of Additional Product, as forth on Exhibit A, including any future share classes of Additional Product (provided DST is given prior written notice thereof) shall be covered by the Agreements.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

A.        The Additional Product hereby agrees to become a party to the Agreements and to be bound by all terms and conditions of the Agreements as a “Trust” (as such term is defined in the Agreements), including all applicable representations and warranties.  The Additional Product acknowledges receipt of a copy of the Agreements.

B.        The undersigned parties below hereby agree to accept the Additional Product as a party to the Agreements and agree that Additional Product shall have all such rights, entitlements and applicable obligations as a “Trust” as set forth in the Agreements.

C.         Exhibit A to the Agency Agreement is hereby amended to add Additional Product as set forth herein.  The amended Exhibit A is attached to this Adoption Agreement for reference.

Exhibit 99(k)(2)

D.        Schedule I to the Agency Agreement is hereby amended as set forth herein.  The amended Schedule I is attached to this Adoption Agreement for reference.

D.        Except as specifically set forth herein, all other terms and conditions of the Agreements shall remain unmodified and in full force and effect, the same being confirmed and republished hereby.  In the event of any conflict between the terms of the Agreements and the terms of this Adoption Agreement with regard to the subject matter hereof, the terms of this Adoption Agreement shall control.

E.         This Adoption Agreement may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

DST SYSTEMS, INC.		DST TECHNOLOGIES, INC.

By:	/s/ Christopher G. Shaw	By:	/s/ John Vaughn

Print:	Christopher G. Shaw	Print:	John Vaughn

Title:	Officer	Title:	Vice President

Date:	1/11/2017	Date:	1/11/2017

GRIFFIN CAPITAL CORPORATION		GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

By:	/s/ Kevin A. Shields	By:	/s/ Kevin A. Shields

Print:	Kevin A. Shields	Print:	Kevin A. Shields

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	1/10/2017	Date:	1/10/2017

GRIFFIN INSTITUTIONAL ACCESS REAL ESTATE FUND		GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.

By:	/s/ Howard S. Hirsch	By:	/s/ Kevin A. Shields

Print:	Howard S. Hirsch	Print:	Kevin A. Shields

Title:	Vice President and Assistant Secretary	Title:	Chief Executive Officer

Date:	1/10/2017	Date:	1/10/2017

Exhibit 99(k)(2)

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.		GRIFFIN-AMERICAN HEALTHCARE REIT 4, INC.

By:	/s/ Jeff Hanson	By:	/s/ Jeff Hanson

Print:	Jeff Hanson	Print:	Jeff Hanson

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	1/10/2017	Date:	1/10/2017

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.		GRIFFIN INSTITUTIONAL ACCESS CREDIT FUND

By:	/s/ Kevin A. Shields	By:	/s/ Howard S. Hirsch

Print:	Kevin A. Shields	Print:	Howard S. Hirsch

Title:	Chief Executive Officer	Title:	Vice President and Assistant Secretary

Date:	1/10/2017	Date:	1/10/2017

EXHIBIT A, p.1
LIST OF TRUST

Name:

Griffin Capital Essential Asset REIT, Inc.

Griffin Capital Essential Asset REIT II, Inc.

Griffin Institutional Access Real Estate Fund

Griffin-Benefit Street Partners BDC Corp.

Griffin-American Healthcare REIT III, Inc.

Griffin-American Healthcare REIT 4, Inc.

Griffin Institutional Access Credit Fund

SCHEDULE I

ANCILLARY AGREEMENTS

1.	Master Agreement for DST FAN Mail Services TA2000 - dated as of January 6, 2012 between DST Systems, Inc. and Griffin Capital Corporation.

2.	Master Agreement for DST FAN Services - REITS - dated as of January 6, 2012 between DST Systems, Inc. and Griffin Capital Corporation.

3.	Master Agreement for DST Salesconnect Agreement - dated as of January 6, 2012 between DST Systems, Inc. and Griffin Capital Corporation.

4.	License Agreement - Short Form dated as of January 13, 2012 between DST Technologies, Inc. and Griffin Capital Corporation.